  Exhibit 99.1

  NEWS RELEASE
TSX: SCY
September 1, 2020
NR 20-06
 www.scandiummining.com

LOSS OF SCY DIRECTOR – BARRY THOMAS DAVIES

Reno, Nevada, September 1, 2020 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is saddened to announce the recent passing of Barry T. Davies, a member of the SCY Board of Directors since 2009. Mr. Davies died of complications from cancer, at his home in Hong Kong, at the age of 71.

Barry was a mining engineer, and a long-time business associate of a number of current SCY Board Members. He enjoyed a 20+ year career in the mining business with Utah International Inc. and BHP, in multiple assignments and international postings, before serving on Boards and as CEO of several Canadian junior mining companies. Barry was a consummate minerals business development professional, and his advice and counsel to the management and Board of SCY will be missed.

Mr. Davies is survived by his wife of 47 years, their son, and three grandchildren.

For inquiries to Scandium International Mining Corp, please contact:

Edward Dickinson (CFO)
Tel: (775) 233-7328

George Putnam (CEO)
Tel: (925) 208-1775

Email: info@scandiummining.com